SMC CORPORATION EXHIBIT 11
STATEMENT OF CALCULATION OF AVERAGE
COMMON SHARES OUTSTANDING
                                                                      Three Months
                                                                          Ended
                                                                      April 3, 1999
                                                                      -------------
Basic Earnings Per Share:
         Weighted average number of shares                                5,890,208

Diluted Earnings Per Share:

         Weighted average number of shares                                5,890,208

         Stock option plan shares to be issued at prices
         ranging from $6.00 to $9.00 per share                              928,500

         Warrant issues at a price of $9.30 per share                       125,000
                                                                      -------------

         Less: Assumed purchase of shares by the Company
         at the average market price during the period
         using the proceeds received upon the assumed
         exercise of the outstanding options and warrants                (1,053,500)
                                                                      -------------

                           Total Diluted Shares                           5,890,208
                                                                      =============